EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
1065 Avenue of the Americas, 21st Flr.
New York, NY 10018
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

January 12, 2007

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE: Callisto Pharmaceuticals, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

We are acting as counsel to Callisto Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 28,500,537 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), consisting of (i) 4,950,335 shares of common stock and 1,694,535 shares of common stock issuable upon exercise of warrants issued in connection with  a private placement by us in February 2006 and April 2006, (ii) 740,067 shares of common stock and 2,086,988 shares of common stock issuable upon exercise of warrants issued by us to certain investors in the February 2006 and April 2006 private placement in connection with entering into a lock-up agreement with us and agreeing to an amendment of the securities purchase agreement previously entered into in connection with the February 2006 and April 2006 private placement which (a) deleted the mandatory registration rights set forth in such securities purchase agreement and added piggyback registration rights and (b) waiving any and all unpaid penalties pursuant to the liquidated damages provisions contained in such securities purchase agreement, (iii) ) 8,188,333 shares of common issuable upon conversion of 614,125 shares of Series A Convertible Preferred stock and 9,260,091 shares of common stock issuable upon exercise of warrants issued in connection with a private placement by us in October 2006— January 2007, (iv) 633,000 shares of common stock issuable upon exercise of stock options, (v) 872,188 shares of common stock issuable upon exercise of warrants and (vi) 75,000 shares of common stock issued pursuant to a consulting agreement.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the federal laws of the United States and the Delaware General Corporation Law, as applied by courts located in Delaware, and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws, and we express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that (i) the shares of Common Stock have been duly authorized, validly issued and are fully paid and nonassessable and (ii) the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and the shares of Common Stock issuable upon exercise of the warrants and the stock options have been duly authorized and, when such shares of Common Stock have been issued upon exercise in accordance with the terms of the Series A Convertible Preferred Stock, warrants or stock options, as applicable, and certificates representing such shares of Common Stock in the form of the specimen certificate examined by us have been duly executed and delivered by the Company and countersigned and registered by the Company’s transfer agent and registrar, such shares of Common Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Sichenzia Ross Friedman Ference LLP
Sichenzia Ross Friedman Ference LLP